Exhibit 10.1

SEPARATION AGREEMENT
AND
GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of Claims (hereinafter “Agreement”) is entered into by and between Charlie Smith (hereinafter “Employee”) on the one hand and Purple Innovation, Inc. and its subsidiaries, predecessors, and affiliates (hereinafter the “Company”) on the other hand. Employee and the Company will collectively be referred to as the “Parties.”

RECITALS

A. Purple Innovation, Inc. is a Delaware company doing business in the State of Utah.

B. Employee’s employment with the Company as Chief Operating Officer (the “COO”) will terminate on July 3, 2018 (the “Separation Date’) pursuant to Employee’s resignation.

C. In exchange for separation pay to which Employee would not otherwise be entitled and other promises by the Company, Employee desires to settle and compromise any and all possible claims and disputes he has against the Company arising out of their relationship to date, and to provide for a General Release of any and all such claims.

AGREEMENT

1. Resignation. Employee hereby agrees to resign from his position as COO of the Company, effective the close of business on the Separation Date. Except as provided in this Agreement, all privileges of employment end as of the Separation Date.

2. Separation Pay/Consideration. If Employee signs this Agreement within twenty-one (21) days of receipt and does not revoke it as set forth in Section 8, then in exchange for the promises contained in this Agreement, the Company agrees to pay Employee a separation amount equivalent to three (3) months of his current base salary, less applicable federal and state payroll tax deductions. The payment will be made over three (3) months, with the first payment to be made no later than seven (7) business days after the Effective Date of this Agreement, as defined in Section 7, and will be subject to applicable tax withholdings provided Employee does not revoke this Agreement and provided he complies with his obligations under this Agreement.

3. Acknowledgement. Employee acknowledges that, prior to Employee’s entry into this Agreement, Employee received all wages and other compensation due Employee as a result of his employment with Company. Employee acknowledges that but for his entry into this Agreement, he would not be entitled to the benefit of the payments set forth in Section 2.

4. Release of All Claims. In consideration of the promises and payment described in Section 2, which Employee would otherwise not be entitled to except for signing this Agreement, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company and any related holding, parent, sister or subsidiary corporations or entities and all of their respective owners, directors, officers, employees, agents, volunteers, attorneys, insurers, divisions, successors and assigns (“Releasees”) from any and all loss, liability, claims, demands, causes of action or suits of any type, whether in law and/or in equity, whether known or unknown, related directly or indirectly, or in any way connected with any transaction, affairs or occurrences between them to date, including but not limited to Employee’s employment at the Company, the termination of said employment, and any other conduct by the Company concerning Employee to date. This Agreement specifically applies, without limitation, to any and all contract or tort claims, claims for wrongful termination and/or violation of public policy, wage claims, and claims arising under Title VII of the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Equal Pay Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Utah Antidiscrimination Act, and any and all federal, state or local statutes, regulations or ordinances, including without limitation those governing the employment relationship and/or discrimination in employment.

This Agreement does not prohibit Employee from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Agreement requires Employee to seek prior authorization from the Company to make any such reports or disclosures and Employee does not need and is not required to notify the Company that he has made any such reports or disclosures. This Agreement is not intended to and does not restrict Employee from seeking or obtaining an SEC whistleblower award.

5. No Claims Filed/Waiver of Right to Sue. Employee represents that Employee has not filed any claim, complaint, charge or lawsuit against Company or any other Releasee with any governmental agency or any state or federal court. Employee agrees that neither Employee nor any person, organization or any other entity acting on Employee’s behalf will file, charge, claim, sue, participate in, join or cause or permit to be filed, charged or claimed, any action, claim, charge, grievance, or demand for damages or other relief (including injunctive, declaratory, monetary or other) against the Releasees with respect to the Claims which are the subject of this Agreement. Notwithstanding the foregoing, nothing in this Agreement prohibits Employee from filing a charge with the Equal Opportunity Employment Commission (“EEOC”) or participating in any investigation or proceeding conducted by the EEOC. Nothing in this Agreement shall be deemed to preclude Employee from challenging the knowing and voluntary nature of his waiver of ADEA claims, or from challenging any breach of this Agreement.

6. Waiver of Damages. Employee hereby waives any right to recover damages, costs, attorneys’ fees, and any other relief in any charge, proceeding or action brought against the Releasees by Employee or by any other party on Employee’s behalf, including without limitation the Equal Employment Opportunity Commission, or other administrative agency, asserting any claims released by Employee herein. Notwithstanding the foregoing, Employee does not waive rights, if any, Employee may have to unemployment insurance benefits or workers’ compensation benefits.

7. Older Workers’ Benefit Protection Act/ADEA Claims.

a. This section of the Agreement addresses Employee’s release of claims arising under the ADEA, the federal law involving discrimination on the basis of age in employment (age 40 and above). This section is provided, in compliance with federal law, including but not limited to the ADEA and the Older Workers’ Benefit Protection Act of 1990, to ensure that Employee clearly understands his rights so that any release of age discrimination claims under federal law (the ADEA) is knowing and voluntary on the part of Employee.

b. Employee represents, acknowledges and agrees that the Company has advised him, in writing through this subparagraph, to discuss this Agreement with an attorney, and to the extent, if any, that Employee has desired, Employee has done so; that the Company has given Employee twenty-one (21) days from receipt of this Agreement to review and consider this Agreement before signing it, and Employee understands that he may use as much of this twenty-one (21) day period as he wishes prior to signing; that no promise, representation, warranty or agreements not contained herein have been made by or with anyone to cause him to sign this Agreement; that he has read this Agreement in its entirety, and fully understands and is aware of its meaning, intent, content and legal effect; and that he is executing this release voluntarily and free of any duress or coercion.

c. The Parties acknowledge that for a period of seven (7) days following the execution of this Agreement, Employee may revoke the ADEA release portion of the Agreement. If revocation occurs, the Agreement shall not become effective or enforceable. If revocation does not occur, the Agreement shall become effective and enforceable upon the eighth (8th) day after it has been signed by Employee (the “Effective Date”).

d. This Agreement and its release of ADEA claims do not waive rights or claims under ADEA that may arise after the date the Agreement is executed.

e. If Employee exercises his right to revoke the ADEA release portion of the Agreement, the Company may, at its option, either nullify this Agreement in its entirety, or keep it in effect in all respects other than as to that portion of his release of claims that Employee has revoked (except that Employee’s employment will end on the Separation Date). Employee agrees and understands that if the Company chooses to nullify this Agreement in its entirety, the Company will have no further obligations under this Agreement.

8. Benefits.  Regardless of whether Employee signs this Agreement, Employee will be covered under his current medical, dental and vision coverage until (11:59 p.m. on the last day of the month following the Separation Date) the end of July 2018.  All other employee benefits will cease immediately.  If Employee is enrolled in the Flexible Spending Account(s), and unless Employee is qualified for and elects continuing coverage under COBRA, he will have 90 days after his termination date to claim qualified reimbursements, and his ability to use his annual Flex election will end at midnight of his termination date.  If Employee is eligible for continuing medical, dental, vision and flexible health FSA, coverage under COBRA, the Company will provide him with notice of such rights, and Employee may elect such continuing coverage, at his expense, in accordance with the requirements stated in the notice and under applicable law.

9. Company Property. Regardless of whether Employee signs this Agreement, all Company property (including property prepared or obtained by Employee or the Company in the course of or incident to Employee’s employment) including, but not limited to, laptops, Company credit cards, access cards, documents and records, badges, tangible proprietary information, books, reports, contracts, lists, computer disks (or other computer-generated or electronic files or data), and all copies thereof, must be turned in to Casey McGarvey within one (1) calendar day from the Separation Date.

10. Confidentiality of Agreement. Employee agrees that all matters relative to this Agreement shall remain confidential. Employee agrees that Employee shall not disclose any information concerning this Agreement to any person who is not a party hereto, other than Employee’s attorneys, tax advisors, or spouse. The Parties acknowledge that Employee may disclose this Agreement and its terms pursuant to court order, agency directive, or in accordance with law. Employee also agrees to immediately notify the Company of any requests or demands to disclose any information concerning this Agreement before any such disclosure is made pursuant to court order, agency directive, or in accordance with law. Employee agrees to advise all persons to whom he discloses this Agreement or its terms, of his obligation of confidentiality, and, with respect to Employee’s attorneys, tax advisors, and spouse, to extract from them a promise to be bound by this section.

11. Non-Disparagement. As a material condition of this Agreement, Employee agrees not to disparage in any way, orally or in writing, any of the Releasees to any person or entity.

12. Cooperation. Prior to the Separation Date and thereafter, upon reasonable request, Employee agrees to give reasonable assistance and cooperation willingly in any matter relating to his expertise or experience as an employee or officer of the Company, as the Company may reasonably request, including but not limited to one or both of (1) providing information concerning, or assistance with, transitioning of Employee’s duties, investigations, claims, litigations, matters or projects in which Employee was involved or as to which Employee potentially has knowledge by virtue of his employment with the Company or otherwise related to the Company’s business prior to the Separation Date and (2) Employee’s attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations relating to matters in which Employee was involved or as to which Employee potentially has knowledge by virtue of his employment with the Company or otherwise related to the Company’s business prior to the Separation Date. Employee agrees to comply with any and all litigation holds provided to him by the Company and to produce all documents related to such litigation holds as requested by the Company. To the extent permitted by law, the Company will reimburse Employee’s reasonable expenses incurred in connection with any travel that may be required to fulfill his obligation under this paragraph.

13. Entire Agreement. The Parties further declare and represent that no promise, inducement or agreement not herein expressed has been made to them, and that this Agreement contains the full and entire agreement between and among the Parties concerning the subject matter herein, and that the terms of this Agreement are contractual and not a mere recital. Notwithstanding the foregoing, the Parties acknowledge and agree that the Proprietary Information, Invention Assignment, and Non-Competition Agreement signed by Employee, a copy of which is acknowledged by Employee to have been received with this Agreement, will remain in full force and effect, to the fullest extent allowed by law, following the execution of this Agreement. Without limiting the nature of those agreements, Employee acknowledges that the Company owns all of Employee’s ideas, inventions and other intangible property, including but not limited to photographs and writings of Employee, in the Company’s possession or control or created by Employee for the Company or while employed by the Company, and the Company may fully use the same without any limitation or obligation to Employee.

14. Knowing Agreement. Employee has read the foregoing Agreement, knows its contents and fully understands it. Employee further acknowledges that he has been given the opportunity to consult with his own independent legal counsel with respect to the matters referenced in this Agreement. Employee acknowledges that he has fully discussed this Agreement with his attorney or has voluntarily chosen to sign this Agreement without consulting an attorney, fully understanding the consequences of this Agreement.

15. Applicable Law and Venue. The validity, interpretation and performance of this Agreement shall be construed and interpreted according to the substantive laws of the State of Utah. Any cause of action arising under this Agreement shall be brought in the courts located in Salt Lake County, Utah and both parties agree to submit to the jurisdiction of those courts.

16. Attorneys’ Fees. The Parties also expressly agree that, should any action or proceeding be commenced for breach of this Agreement, the prevailing party shall be awarded reasonable attorneys’ fees on such proceedings. The Parties further agree that, in the event Employee commences any sort of legal proceeding or action in any court or before any tribunal alleging a claim or cause of action that is released, waived, or barred under the provisions of Sections 3, 4, 5 or 6 of this Agreement, the Company shall be awarded its attorneys’ fees and costs in defending against such action or proceeding upon dismissal or judgment of the barred claim or cause of action.

17. Complete Defense. This Agreement may be pleaded as a full and complete defense against any action, suit or proceeding which may be prosecuted, instituted or attempted by either party in breach thereof.

18. Severability. If any provision of this Agreement, or part thereof, is held invalid, void or voidable as against public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

19. No Admission of Liability. It is understood that this Agreement is not an admission of any liability by any person, firm, association or corporation but is in compromise of a disputed claim.

20. Authority to Sign. Each individual signing this Agreement directly and expressly warrants that she or he has been given and has received and accepted authority to sign and execute the documents on behalf of the party for whom it is indicated she or he has signed, and further has been expressly given and received and accepted authority to enter into a binding agreement or enter into a binding agreement on behalf of such party with respect to the matters contained herein and as stated herein.

21. No Assignment of Claims. Employee represents and warrants that he has not previously assigned or transferred, or attempted to assign or transfer, to any third party, any of the Claims waived and released herein

22. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

23. Counterparts. This Agreement may be signed in counterparts. A facsimile signature shall have the same force and effect as an original signature.

24. Notices. Employee should provide the required notices and shall return the executed Agreement, and if applicable his revocation of the Agreement, to the following representative of Purple:

Casey McGarvey

Purple Innovation, Inc.

123 E 200 N

Alpine, UT 84004

801-756-2600 x211 (office)

casey@purple.com

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IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates shown below.

Dated: July 3, 2018	/s/ Charlie Smith
Charlie Smith

Dated: July 3, 2018	/s/ Terry V. Pearce
Terry V. Pearce, for the Company